Exhibit 5.1


                                                                 August 22, 1997
Riddell Sports Inc.
900 Third Avenue
New York, New York 10022

Re:  Registration Statement on Form S-8 of Riddell Sports Inc.

Ladies and Gentlemen:

     I am the General Counsel of Riddell Sports Inc., a Delaware corporation (the "Company"), and am delivering this opinion in connection with the preparation of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on August 25, 1997 (the "Registration Statement"), relating to the registration and issuance by the Company under the Securities Act of 1933, as amended (the "Act"), of up to an aggregate of 2,915,500 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, under the Company's 1991 Stock Option Plan (the "1991 Plan") and 1997 Stock Option Plan (the "1997 Plan"). The 1991 Plan and 1997 Plan are collectively referred to as the "Plans."

     This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Registration Statement, (ii) each of the Plans, (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the Amended and Restated By-Laws of the Company, as currently in effect, (v) a specimen certificate representing the Common Stock and (vi) copies of certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the Plans, the Registration Statement and related matters.


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     In my examination, I have assumed, and have not independently verified, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

     I am admitted to the Bar of the State of New York and this opinion is limited to matters of New York law. Accordingly, I express no opinion as to the law of any other jurisdiction.

     Based upon and subject to the foregoing and assuming (i) the approval an adoption of the 1991 Plan and 1997 Plan by the stockholders of the Company and
(ii) the conformity of the certificates representing the Shares to the form of specimen thereof examined by me and the due execution and delivery of such certificates, I am of the opinion that the Shares have been duly authorized by requisite corporate action by the Company, and, when issued, delivered and paid for in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Experts and Counsel" in the registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act of the rules and regulations of the Commission promulgated thereunder.

                                                   Very truly yours,

                                                   LISA MARRONI
                                                   -------------------------
                                                   Lisa Marroni

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